Exhibit 99.1

MSCI Inc. Reports Second Quarter 2012 Financial Results

NEW YORK--(BUSINESS WIRE)--August 2, 2012--MSCI Inc. (NYSE: MSCI), a leading global provider of investment decision support tools, including indices, portfolio risk and performance analytics and corporate governance services, today announced results for the second quarter and six months ended June 30, 2012.

(Note: Percentage changes are referenced to the comparable period in fiscal year 2011, unless otherwise noted.)

  Operating revenues increased 5.3% to $238.6 million in second quarter 2012 and 4.0% to $467.6 million for six months 2012.
  Net income declined by 17.8% to $37.5 million in second quarter 2012, driven by costs associated with debt repayment and refinancing. Net income grew 2.9% to $81.5 million for six months 2012.
  Adjusted EBITDA (defined below) grew by 0.9% to $107.9 million in second quarter 2012 but fell 0.8% to $209.8 million in six months 2012. Second quarter 2012 Adjusted EBITDA margin fell to 45.2% from 47.2% and six months 2012 Adjusted EBITDA margin fell to 44.9% from 47.0%.
  Diluted EPS for second quarter 2012 fell 18.9% to $0.30 but rose 3.1% to $0.66 for six months 2012.
  Second quarter 2012 Adjusted EPS (defined below) rose 6.4% to $0.50 and 4.4% to $0.94 for six months 2012.

Henry A. Fernandez, Chairman and CEO, said, “MSCI had a solid second quarter. Despite a challenging operating environment, we grew our revenues, Adjusted EBITDA and Adjusted EPS. Our subscription run rate also continued to grow, aided by continued high levels of retention, which helped offset a decline in asset-based fees.”

Table 1: MSCI Inc. Selected Financial Information (unaudited)

	Three Months Ended		Change from	Six Months Ended		Change From
In thousands, except per share data	June 30, 2012	June 30, 2011	June 30, 2011	June 30, 2012	June 30, 2011	June 30, 2011
Operating revenues	$238,565	$226,483	5.3%	$467,617	$449,781	4.0%
Operating expenses	151,444	143,792	5.3%	299,517	291,661	2.7%
Net income	37,546	45,660	(17.8%)	81,512	79,181	2.9%
% Margin	15.7%	20.2%		17.4%	17.6%
Diluted EPS	$0.30	$0.37	(18.9%)	$0.66	$0.64	3.1%

Adjusted EPS[1]	$0.50	$0.47	6.4%	$0.94	$0.90	4.4%
Adjusted EBITDA[2]	$107,912	$106,995	0.9%	$209,819	$211,469	(0.8%)
% Margin	45.2%	47.2%		44.9%	47.0%

1 Per share net income before after-tax impact of amortization of intangibles, non-recurring stock-based compensation, restructuring costs and debt repayment and refinancing expenses. See Table 14 titled "Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS" and information about the use of non-GAAP financial information provided under "Notes Regarding the Use of Non-GAAP Financial Measures.”

2 Net Income before income taxes, other net expense and income, depreciation, amortization, non-recurring stock-based compensation and restructuring costs. See Table 13 titled "Reconciliation of Adjusted EBITDA to Net Income" and information about the use of non-GAAP financial information provided under "Notes Regarding the Use of Non-GAAP Financial Measures.”

Summary of Results for Second Quarter 2012 compared to Second Quarter 2011

Operating Revenues – See Table 4

Total operating revenues for the three months ended June 30, 2012 (second quarter 2012) increased $12.1 million, or 5.3%, to $238.6 million compared to $226.5 million for the three months ended June 30, 2011 (second quarter 2011). Total second quarter 2012 subscription revenues rose $15.9 million, or 8.7%, to $198.1 million while asset-based fees declined $2.2 million, or 6.0%, to $34.1 million. Non-recurring revenues fell $1.6 million to $6.4 million.

By segment, Performance and Risk revenues rose $12.1 million, or 6.2%, to $207.6 million. The Performance and Risk segment is comprised of index and ESG (defined below) products, risk management analytics, portfolio management analytics, and energy and commodity analytics. Revenues for the Governance segment were flat at $31.0 million.

Index and ESG products: Our index and ESG products primarily consist of equity index subscriptions, equity index asset-based fee products and environmental, social and governance (“ESG”) products. Index and ESG products revenues increased $7.4 million, or 7.2%, to $109.9 million. Subscription revenues grew by $9.6 million, or 14.4%, to $75.8 million, driven by strong growth in revenues from MSCI’s ACWI (All Country World Index) core and other index modules as well as higher usage fees. Non-recurring revenues were $2.2 million, up from $2.0 million in second quarter 2011.

Revenues attributable to equity index asset-based fees declined $2.2 million, or 6.0%, to $34.1 million. The average assets under management in ETFs linked to MSCI indices fell 7.1% to $331.6 billion from $356.8 billion in second quarter 2011.

Risk management analytics: Our risk management analytics products offer consistent risk and performance assessment frameworks for managing and monitoring investments in a variety of asset classes and are based on our proprietary integrated fundamental multi-factor risk models, value-at-risk methodologies, performance attribution frameworks and asset valuation models. Revenues related to risk management analytics increased $3.7 million, or 6.2%, to $64.5 million. The increase in risk management analytics revenues was driven by higher revenues from our primary risk management platforms, RiskManager and BarraOne, as well as our wealth management risk systems.

Portfolio management analytics: Our portfolio management analytics products consist of analytics tools for equity and fixed income portfolio management. Revenues related to portfolio management analytics were flat at $29.3 million.

Energy and commodity analytics: Our energy and commodity analytics products consist of software applications that help users value and model physical assets and derivatives across a number of market segments. Revenues from energy and commodity analytics products were $3.8 million, up $0.8 million, or 28.2%, from second quarter 2011. At the beginning of 2012, we corrected an error in our revenue recognition policy for our energy and commodity analytics products. The correction resulted in a greater proportion of annual revenue being recognized in second quarter 2012 than in second quarter 2011.

Governance: Our governance products consist of corporate governance products and services, including proxy research, recommendation and voting services for institutional investors as well as governance advisory services and compensation data and analytics for corporations. They also include equity research based on forensic accounting as well as class action monitoring and claims filing services to aid institutional investors in the recovery of funds from class action securities litigation. Governance revenues were $31.0 million in second quarter 2012, unchanged from second quarter 2011.

Operating Expenses – See Table 6

Total operating expenses rose $7.7 million, or 5.3%, to $151.4 million. An increase in compensation expenses was partially offset by declines in non-recurring stock-based compensation expense, restructuring costs and depreciation and amortization expenses.

Compensation costs: Total compensation costs rose $8.5 million, or 10.0%, to $93.7 million in second quarter 2012. Excluding non-recurring stock-based compensation expense, total compensation costs rose $11.0 million, or 13.4%, to $93.5 million. Compensation costs were impacted by an increase in overall headcount and by higher severance costs. Non-recurring stock-based compensation declined $2.5 million, or 92.8%, to $0.2 million, primarily reflecting the amortization of certain stock awards. Non-recurring stock-based compensation expenses for second quarter 2012 consisted of performance awards granted to certain employees in connection with the acquisition of RiskMetrics which will be fully amortized at the end of 2012.

Non-compensation costs excluding depreciation and amortization and restructuring costs: Total non-compensation operating expenses excluding depreciation and amortization and restructuring costs rose slightly to $37.1 million in second quarter 2012. The biggest drivers of the increase were higher occupancy and information technology expenses. Offsetting these increases were declines in professional fees, market data costs and other non-compensation expenses.

Cost of services: Total cost of services expenses rose by $4.4 million, or 6.4%, to $73.2 million. Within costs of services, compensation expenses increased by $6.4 million, or 12.9%, and non-compensation expenses fell by $2.0 million, or 10.0%.

Selling, general and administrative expense (SG&A): Total SG&A expense rose $4.3 million, or 8.0%, to $57.6 million. Within SG&A, compensation expenses increased by $2.2 million, or 6.1%, and non-compensation expenses increased by $2.1 million, or 12.0%.

Depreciation and amortization: Amortization of intangibles expense totaled $16.0 million compared to $16.4 million in second quarter 2011, a decline of 2.8%. Depreciation and amortization of property plant and equipment fell $0.5 million, or 9.8%, to $4.7 million as capital investments made in prior periods became fully depreciated.

Other Expense (Income), Net

Other expense (income), net for second quarter 2012 was $29.9 million, an increase of $16.8 million from second quarter 2011. Interest expense increased $16.7 million as a result of $20.6 million of expenses incurred when MSCI obtained an $880 million five year Term Loan A facility, the proceeds of which, together with cash on hand, were used to repay its $1,079 million pre-existing Senior Secured Term Loan B facility. Excluding the impact of that refinancing and debt repayment expense, interest expense declined by $3.9 million as a result of lower levels of indebtedness and lower interest rates.

Provision for Income Taxes

Income tax expense was $19.7 million in second quarter 2012, a decrease of $4.3 million, or 17.8%, from second quarter 2011. At 34.4%, the effective tax rate was unchanged from a year ago.

Net Income and Earnings per Share – See Table 14

Net income declined $8.1 million, or 17.8%, to $37.5 million for second quarter 2012. The net income margin fell to 15.7% from 20.2% as a result of the lower operating profit margin and the debt repayment and refinancing expenses. Diluted EPS declined 18.9% to $0.30.

Adjusted net income, which excludes the after-tax impact of amortization of intangibles, non-recurring stock-based compensation expense, restructuring costs and debt repayment and refinancing expenses totaling $24.0 million, rose $3.3 million, or 5.7%, to $61.5 million. Adjusted EPS, which excludes the after-tax, per share impact of amortization of intangibles, non-recurring stock-based compensation expense, restructuring costs and debt repayment and refinancing expenses totaling $0.20, rose 6.4% to $0.50.

See Table 14 titled “Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Adjusted EBITDA – See Table 13

Adjusted EBITDA, which excludes, among other things, the impact of non-recurring stock-based compensation and restructuring costs, was $107.9 million, up $0.9 million, or 0.9%, from second quarter 2011. The Adjusted EBITDA margin declined to 45.2% from 47.2%.

By segment, Adjusted EBITDA for the Performance and Risk segment increased $3.0 million, or 3.1%, to $102.6 million in second quarter 2012.The Adjusted EBITDA margin for this segment fell to 49.4% from 50.9% in 2011. Adjusted EBITDA for the Governance segment declined $2.1 million, or 28.6%, to $5.3 million and the Adjusted EBITDA margin for this segment fell to 17.2% from 24.0%. Governance costs were impacted by year-over-year increases in severance expense, occupancy costs and legal fees.

See Table 13 titled “Reconciliation of Adjusted EBITDA to Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Summary of Results for Six Months Ended June 30, 2012 compared to Six Months Ended June 30, 2011

Operating Revenues – See Table 5

Total operating revenues for the six months ended June 30, 2012 (six months 2012) increased $17.8 million, or 4.0%, to $467.6 million compared to $449.8 million for the six months ended June 30, 2011 (six months 2011). Total subscription revenues rose $25.8 million, or 7.2%, to $384.7 million, while asset-based fees declined $1.2 million, or 1.7%, to $68.7 million. Total non-recurring revenues fell $6.7 million, or 32.2%, to $14.2 million.

Index and ESG products and risk management analytics revenues grew 6.7% and 7.5%, respectively, in six months 2012. Portfolio management analytics and governance revenues were essentially unchanged. Energy and other commodity analytics revenues fell $4.3 million, or 63.6%, primarily as a result of a $5.2 million non-cash cumulative revenue reduction to correct an error that was recorded in first quarter 2012.

By segment, Performance and Risk revenues rose $18.1 million, or 4.7%, to $405.7 million for six months 2012. Governance revenues were $62.0 million, essentially flat versus six months 2011.

Operating Expenses – See Table 7

Total operating expenses increased $7.9 million, or 2.7%, to $299.5 million in six months 2012 compared to six months 2011. Operating expenses in the six months 2012 included a benefit of $0.1 million related to the reversal of previously booked restructuring costs and, in six months 2011, restructuring costs of $4.5 million. Excluding these expenses, total operating expenses would have risen by $12.4 million, or 4.3%. The increase reflects increases of $12.5 million, or 7.2%, in total compensation expenses and $2.3 million, or 3.3%, in non-compensation expenses offset by a decline of $2.4 million, or 5.5%, in depreciation and amortization expenses.

Other Expense (Income), Net

Other expense (income), net for six months 2012 was $42.6 million, an increase of $7.5 million from six months 2011. Other expense (income), net includes debt repayment and refinancing expenses of $20.6 million in six months 2012 and $6.4 million in six months 2011. Excluding the change in debt repayment and refinancing expenses, other expense declined by $6.8 million in six months 2012 as a result of a combination of lower levels of indebtedness and a lower cost of debt.

Provision for Income Taxes

The provision for income tax expense was $44.0 million in six months 2012, essentially flat from six months 2011. The effective tax rate was 35.1%, down from 35.6% a year ago.

Net Income and Earnings per Share – See Table 14

Net income increased $2.3 million, or 2.9%, to $81.5 million and the net income margin decreased slightly to 17.4% from 17.6%. Diluted EPS rose slightly to $0.66 from $0.64.

Adjusted net income, which excludes the after-tax impact of amortization of intangibles, non-recurring stock-based compensation expense, debt repayment expenses, and restructuring costs totaling $34.6 million, rose $5.1 million, or 4.6%, to $116.1 million. Adjusted EPS, which excludes the after-tax, per share impact of amortization of intangibles, non-recurring stock-based compensation expense, debt repayment expenses, and restructuring costs totaling $0.28, rose 4.4% to $0.94 in six months 2012.

See table 14 titled “Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS.”

Adjusted EBITDA – See Table 13

Adjusted EBITDA was $209.8 million, a decrease of $1.7 million, or 0.8%, from six months 2011. Adjusted EBITDA margin fell to 44.9% from 47.0%.

By segment, Adjusted EBITDA for the Performance and Risk segment increased $2.3 million, or 1.2%, to $196.8 million from six months 2011. Adjusted EBITDA margin declined to 48.5% from 50.2% in six months 2011. Adjusted EBITDA for the Governance segment declined $3.9 million, or 23.1%, to $13.0 million in six months 2012. The Adjusted EBITDA Margin for the Governance segment was 21.0%, down from 27.3% in six months 2011.

See Table 13 titled “Reconciliation of Adjusted EBITDA to Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Key Operating Metrics – See Tables 10, 11, 12

Total run rate grew by $31.7 million, or 3.6%, to $919.6 million as of June 30, 2012 versus June 30, 2011. Subscription run rate, which excludes the impact of asset-based fees, grew by $42.8 million, or 5.7%, to $790.6 million. Asset-based fee run rate declined by $11.1 million, or 7.9%, to $129.0 million.

Run rate was unchanged versus March 31, 2012. Subscription run rate grew by $8.3 million, or 1.1%, from $782.2 million, driven by recurring subscription sales of $28.5 million offset, in part, by subscription cancellations of $17.2 million. Changes in foreign currency exchange rates reduced subscription run rate by $2.8 million during second quarter 2012. The aggregate retention rate in second quarter 2012 declined to 91.0% from 91.9% in second quarter 2011. Asset-based fee run rate declined by $7.9 million sequentially, or 5.8%, driven by a decline in assets under management in ETFs linked to MSCI indices.

At the end of second quarter 2012, assets under management in ETFs linked to MSCI indices were $327.4 billion, down $33.1 billion, or 9.2%, from the end of second quarter 2011 and down $27.3 billion, or 7.7%, from the end of first quarter 2012. ETFs linked to MSCI indices attracted net inflows of $0.3 billion in second quarter 2012.

As of June 30, 2012, 39.0% of assets under management in ETFs linked to MSCI indices were linked to emerging markets indices, 32.4% were linked to other developed markets outside the U.S., 25.6% were linked to U.S. market indices and 3.0% were linked to other global indices.

Conference Call Information

Investors will have the opportunity to listen to MSCI Inc.'s senior management review second quarter 2012 results on Thursday, August 2, 2012 at 11:00 am Eastern Time. To listen to the live event, visit the investor relations section of MSCI's website, http://ir.msci.com/events.cfm, or dial 1-877-312-9206 within the United States. International callers dial 1-408-774-4001.

An audio recording of the conference call will be available on our website approximately two hours after the conclusion of the live event and will be accessible through August 8, 2012. To listen to the recording, visit http://ir.msci.com/events.cfm, or dial 1-855-859-2056 (passcode: 10573550) within the United States. International callers dial 1-404-537-3406 (passcode: 10573550).

About MSCI Inc.

MSCI Inc. is a leading provider of investment decision support tools to investors globally, including asset managers, banks, hedge funds and pension funds. MSCI products and services include indices, portfolio risk and performance analytics, and governance tools.

The company’s flagship product offerings are: the MSCI indices with approximately USD 7 trillion estimated to be benchmarked to them on a worldwide basis1; Barra multi-asset class factor models, portfolio risk and performance analytics; RiskMetrics multi-asset class market and credit risk analytics; ISS governance research and outsourced proxy voting and reporting services; and FEA valuation models and risk management software for the energy and commodities markets. MSCI is headquartered in New York, with research and commercial offices around the world. MSCI#IR

1As of June 30, 2011, based on eVestment, Lipper and Bloomberg data.

For further information on MSCI Inc. or our products please visit www.msci.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," or "continue", or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and filed with the Securities and Exchange Commission (SEC) on February 29, 2012, and in quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered as alternative measures for the most directly comparable GAAP financial measures. These measures are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.

Adjusted EBITDA is defined as net income before provision for income taxes, other net expense and income, depreciation and amortization, non-recurring stock-based compensation expense and restructuring costs.

Adjusted net income and Adjusted EPS are defined as net income and EPS, respectively, before provision for non-recurring stock-based compensation expenses, amortization of intangible assets, restructuring costs and the accelerated amortization or write off of deferred financing and debt discount costs as a result of debt repayment (debt repayment and refinancing expenses), as well as for any related tax effects.

We believe that adjustments related to restructuring costs and debt repayment and refinancing expenses are useful to management and investors because it allows for an evaluation of MSCI’s underlying operating performance. Additionally, we believe that adjusting for non-recurring stock-based compensation expenses, debt repayment and refinancing expenses and the amortization of intangible assets may help investors compare our performance to that of other companies in our industry as we do not believe that other companies in our industry have as significant a portion of their operating expenses represented by these items. We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA, Adjusted net income and Adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies.

Table 2: MSCI Inc. Consolidated Statement of Income (unaudited)

	Three Months Ended			Six Months Ended

In thousands, except per share data	June 30, 2012	June 30, 2011	March 31, 2012	June 30, 2012	June 30, 2011

Operating revenues	$238,565	$226,483	$229,052	$467,617	$449,781

Operating expenses
Cost of services	73,243	68,840	72,291	145,534	139,058
Selling, general and administrative	57,602	53,321	55,436	113,038	104,739
Restructuring costs	(22)	40	(29)	(51)	4,471
Amortization of Intangibles	15,959	16,423	15,959	31,918	33,115
Depreciation and amortization of property, equipment and leasehood improvements	4,662	5,168	4,416	9,078	10,278
Total operating expenses	$151,444	$143,792	$148,073	$299,517	$291,661

Operating income	$87,121	$82,691	$80,979	$168,100	$158,120
Operating margin	36.5%	36.5%	35.4%	35.9%	35.2%

Interest income	(237)	(186)	(223)	(460)	(329)
Interest expense	29,581	12,852	12,355	41,936	29,439
Other expense (income)	516	383	608	1,124	6,024
Other expenses (income), net	$29,860	$13,049	$12,740	$42,600	$35,134

Income before taxes	57,261	69,642	68,239	125,500	122,986

Provision for income taxes	19,715	23,982	24,273	43,988	43,805
Net income	$37,546	$45,660	$43,966	$81,512	$79,181
Net income margin	15.7%	20.2%	19.2%	17.4%	17.6%

Earnings per basic common share	$0.31	$0.38	$0.36	$0.66	$0.65
Earnings per diluted common share	$0.30	$0.37	$0.35	$0.66	$0.64

Weighted average shares outstanding used
in computing earnings per share

Basic	122,030	120,592	121,754	121,892	120,438
Diluted	123,295	122,235	123,113	123,204	122,125

Table 3: MSCI Inc. Selected Balance Sheet Items (Unaudited)
	As of
In thousands	June 30, 2012		December 31, 2011
Cash and cash equivalents	$	273,307	$252,211
Short-term investments		86,460	140,490
Trade receivables, net of allowances		136,074	180,566

Deferred revenue	$	333,890	$289,217
Current maturites of long-term debt		43,070	10,339
Long-term debt, net of current maturities		833,175	1,066,548

Table 4: Second Quarter 2012 Operating Revenues by Product Category and Revenue Type (unaudited)

	Three Months Ended			% Change from
In thousands	June 30, 2012	June 30, 2011	March 31, 2012	June 30, 2011	March 31, 2012
Index and ESG products
Subscriptions	$75,829	$66,275	$71,639	14.4%	5.8%
Asset-based fees	34,094	36,287	34,609	(6.0%)	(1.5%)
Index and ESG products total	109,923	102,562	106,248	7.2%	3.5%
Risk management analytics	64,547	60,806	64,077	6.2%	0.7%
Portfolio management analytics	29,326	29,193	29,063	0.5%	0.9%
Energy and commodity analytics
Recurring Energy and commodity analytics	3,780	2,949	3,904	28.2%	(3.2%)
Correction[1]	-	-	(5,203)	n/m	n/m
Net energy and commodity analytics	3,780	2,949	(1,299)	28.2%	n/m

Total Performance and Risk revenues	$207,576	$195,510	$198,089	6.2%	4.8%

Total Governance revenues	30,989	30,973	30,963	0.1%	0.1%

Total operating revenues	$238,565	$226,483	$229,052	5.3%	4.2%

Subscriptions	$198,104	$182,251	$186,636	8.7%	6.1%
Asset-based fees	34,094	36,287	34,609	(6.0%)	(1.5%)
Non-recurring revenue	6,367	7,945	7,807	(19.9%)	(18.4%)
Total operating revenues	$238,565	$226,483	$229,052	5.3%	4.2%

(1) In first quarter 2012, MSCI recorded a non-cash $5.2 million cumulative revenue reduction to correct an error related to energy and commodity analytics revenues reported prior to January 1, 2011. MSCI’s previous policy had resulted in the immediate recognition of a substantial portion of the revenue related to a majority of its contracts rather than amortizing that revenue over the life of that contract, which is now the method of recognition.

Table 5: Six Months 2012 Operating Revenues by Product Category and Revenue Type (unaudited)

	Six Months Ended		% Change
In thousands	June 30, 2012	June 30, 2011	June 30, 2011
Index and ESG products
Subscriptions	$147,468	$128,434	14.8%
Asset-based fees	68,703	74,156	(7.4%)
Index and ESG products total	216,171	202,590	6.7%
Risk management analytics	128,624	119,672	7.5%
Portfolio management analytics	58,389	58,477	(0.2%)
Energy and commodity analytics
Recurring Energy and commodity analytics	7,684	6,819	12.7%
Correction[1]	(5,203)	-	n/a
Net energy and commodity analytics	2,481	6,819	(63.6%)

Total Performance and Risk revenues	$405,665	$387,558	4.7%

Total Governance revenues	61,952	62,223	(0.4%)

Total operating revenues	$467,617	$449,781	4.0%

Subscriptions	$384,739	$358,976	7.2%
Asset-based fees	68,703	69,894	(1.7%)
Non-recurring revenue	14,175	20,911	(32.2%)
Total operating revenues	$467,617	$449,781	4.0%

(1) In first quarter 2012, MSCI recorded a non-cash $5.2 million cumulative revenue reduction to correct an error related to energy and commodity analytics revenues reported prior to January 1, 2012. MSCI’s previous policy had resulted in the immediate recognition of a substantial portion of the revenue related to a majority of its contracts rather than amortizing that revenue over the life of that contract, which is now the method of recognition.

Table 6: Additional Second Quarter 2012 Operating Expense Detail (unaudited)

	Three Months Ended			% Change from
In thousands	June 30, 2012	June 30, 2011	March 31, 2012	June 30, 2011	March 31, 2012
Cost of services
Compensation	$55,492	$48,118	$53,549	15.3%	3.6%
Non-recurring stock based comp	94	1,108	268	(91.5%)	(64.9%)
Total compensation	$55,586	$49,226	$53,817	12.9%	3.3%
Non-compensation	17,657	19,614	18,474	(10.0%)	(4.4%)
Total cost of services	$73,243	$68,840	$72,291	6.4%	1.3%

Selling, general and administrative
Compensation	$38,025	$34,370	$38,492	10.6%	(1.2%)
Non-recurring stock based comp	98	1,565	314	(93.7%)	(68.8%)
Total compensation	$38,123	$35,935	$38,806	6.1%	(1.8%)
Non-compensation	19,479	17,386	16,630	12.0%	17.1%
Total selling, general and administrative	$57,602	$53,321	$55,436	8.0%	3.9%

Restructuring costs	(22)	40	(29)	(155.0%)	(24.1%)
Amortization of intangibles	15,959	16,423	15,959	(2.8%)	0.0%
Depreciation and amortization	4,662	5,168	4,416	(9.8%)	5.6%
Total operating expenses	$151,444	$143,792	$148,073	5.3%	2.3%

In thousands
Non-recurring stock-based compensation	$192	$2,673	$582	(92.8%)	(67.0%)
Compensation excluding non-recurring comp	93,517	82,488	92,041	13.4%	1.6%
Non-compensation expenses	37,136	37,000	35,104	0.4%	5.8%
Restructuring costs	(22)	40	(29)	(155.0%)	(24.1%)
Amortization of intangibles	15,959	16,423	15,959	(2.8%)	0.0%
Depreciation and amortization	4,662	5,168	4,416	(9.8%)	5.6%
Total operating expenses	$151,444	$143,792	$148,073	5.3%	2.3%

Table 7: Additional Six Months 2012 Operating Expense Detail (unaudited)

	Six Months Ended		% Change from
In thousands	June 30, 2012	June 30, 2011	June 30, 2011
Cost of services
Compensation	$109,041	$99,201	9.9%
Non-recurring stock based comp	362	2,238	(83.8%)
Total compensation	$109,403	$101,439	7.9%
Non-compensation	36,131	37,619	(4.0%)
Total cost of services	$145,534	$139,058	4.7%

Selling, general and administrative
Compensation	$76,517	$69,175	10.6%
Non-recurring stock based comp	412	3,247	(87.3%)
Total compensation	$76,929	$72,422	6.2%
Non-compensation	36,109	32,317	11.7%
Total selling, general and administrative	$113,038	$104,739	7.9%

Restructuring costs	(51)	4,471	(101.1%)
Amortization of intangibles	31,918	33,115	(3.6%)
Depreciation and amortization	9,078	10,278	(11.7%)
Total operating expenses	$299,517	$291,661	2.7%

In thousands
Non-recurring stock-based compensation	$774	$5,485	(85.9%)
Compensation excluding non-recurring comp	185,558	168,376	10.2%
Non-compensation expenses	72,240	69,936	3.3%
Restructuring costs	(51)	4,471	(101.1%)
Amortization of intangibles	31,918	33,115	(3.6%)
Depreciation and amortization	9,078	10,278	(11.7%)
Total operating expenses	$299,517	$291,661	2.7%

Table 8: Summary Quarterly Segment Information (unaudited)

	Three Months Ended			% Change from
In thousands	June 30, 2012	June 30, 2011	March 31, 2012	June 30, 2011	March 31, 2011

Revenues:
Performance and Risk	$207,576	$195,510	$198,089	6.2%	4.8%
Governance	30,989	30,973	30,963	0.1%	0.1%
Total Operating revenues	$238,565	$226,483	$229,052	5.3%	4.2%

Operating Income:
Performance and Risk	85,980	79,855	77,475	7.7%	11.0%
Margin	41.4%	40.8%	39.1%
Governance	1,141	2,836	3,504	(59.8%)	(67.4%)
Margin	3.7%	9.2%	11.3%
Total Operating Income	$87,121	$82,691	$80,979	5.4%	7.6%
Margin	36.5%	36.5%	35.4%

Adjusted EBITDA:
Performance and Risk	102,595	99,549	94,182	3.1%	8.9%
Margin	49.4%	50.9%	47.5%
Governance	5,317	7,446	7,725	(28.6%)	(31.2%)
Margin	17.2%	24.0%	24.9%
Total Adjusted EBITDA	$107,912	$106,995	$101,907	0.9%	5.9%
Margin	45.2%	47.2%	44.5%

Table 9: Summary Six Months Segment Information (unaudited)

	Six Months Ended		% Change from
In thousands	June 30, 2012	June 30, 2011	June 30, 2011

Revenues:
Performance and Risk	$405,665	$387,558	4.7%
Governance	61,952	62,223	(0.4%)
Total Operating revenues	$467,617	$449,781	4.0%

Operating Income:
Performance and Risk	163,455	152,501	7.2%
Margin	40.3%	39.3%
Governance	4,645	5,619	(17.3%)
Margin	7.5%	9.0%
Total Operating Income	$168,100	$158,120	6.3%
Margin	35.9%	35.2%

Adjusted EBITDA:
Performance and Risk	196,779	194,510	1.2%
Margin	48.5%	50.2%
Governance	13,040	16,959	(23.1%)
Margin	21.0%	27.3%
Total Adjusted EBITDA	$209,819	$211,469	(0.8%)
Margin	44.9%	47.0%

Table 10: Key Operating Metrics[1] (unaudited)

	As of			% Change from

Dollars in thousands	June 30, 2012	June 30, 2011	March 31, 2012	June 30, 2011	March 31, 2012

Run Rates[1]
Index and ESG products
Subscription	$285,604	$257,470	$278,541	10.9%	2.5%
Asset based fees	129,045	140,144	136,962	(7.9%)	(5.8%)
Index and ESG products total	414,649	397,614	415,503	4.3%	(0.2%)
Risk management analytics	258,995	249,048	257,973	4.0%	0.4%
Portfolio management analytics	117,153	118,452	117,751	(1.1%)	(0.5%)
Energy and commodity analytics	14,839	15,074	14,926	(1.6%)	(0.6%)
Total Performance and Risk	805,636	780,188	806,153	3.3%	(0.1%)

Governance	113,976	107,755	113,054	5.8%	0.8%
Total Run Rate	$919,612	$887,943	$919,207	3.6%	0.0%

Subscription total	$790,567	$747,799	$782,245	5.7%	1.1%
Asset-based fees total	129,045	140,144	136,962	(7.9%)	(5.8%)
Total Run Rate	$919,612	$887,943	$919,207	3.6%	0.0%

Subscription Run Rate by region
% Americas	53%	52%	53%
% non-Americas	47%	48%	47%

New Recurring Subscription Sales	$28,453	$30,298	$33,506	(6.1%)	(15.1%)
Subscription Cancellations	(17,229)	(14,965)	(13,498)	15.1%	27.6%
Net New Recurring Subscription Sales	$11,224	$15,333	$20,008	(26.8%)	(43.9%)
Non-recurring sales	$5,099	$8,415	$9,339	(39.4%)	(45.4%)

Employees	2,384	2,133	2,465	11.8%	(3.3%)
% Employees by location
Developed Market Centers	58%	65%	60%
Emerging Market Centers	42%	35%	40%

1 The run rate at a particular point in time represents the forward-looking fees for the next 12 months from all subscriptions and investment product licenses we currently provide to our clients under renewable contracts assuming all contracts that come up for renewal are renewed and assuming then-current exchange rates. For any subscription or license whose fees are linked to an investment product’s assets or trading volume, the run rate calculation reflects an annualization of the most recent periodic fee earned under such license or subscription. The run rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we remove from the run rate the fees associated with any subscription or investment product license agreement with respect to which we have received a notice of termination or non-renewal during the period and we have determined that such notice evidences the client's final decision to terminate or not renew the applicable subscription or agreement, even though the notice is not effective until a later date.

Table 11: ETF Assets Linked to MSCI Indices[1] (unaudited)

	Three Months Ended 2011				Three Mths Ended 2012		Six Months
In Billions	March	June	September	December	March	June	June 2011	June 2012
Beginning Period AUM in ETFs linked to MSCI Indices	$333.3	$350.1	$360.5	$290.1	$301.6	$354.7	$333.3	$301.6
Cash Inflow/ Outflow	6.7	14.2	(0.0)	1.0	15.2	0.3	20.9	15.5
Appreciation/Depreciation	10.1	(3.8)	(70.4)	10.5	37.9	(27.6)	6.3	10.3
Period End AUM in ETFs linked to MSCI Indices	$350.1	$360.5	$290.1	$301.6	$354.7	$327.4	$360.5	$327.4

Period Average AUM in ETFs linked to MSCI Indices	$337.6	$356.8	$329.1	$305.0	$341.0	$331.6	$348.1	$336.4
1 ETF assets under management calculation methodology is ETF net asset value multiplied by shares outstanding. Source: Bloomberg and MSCI

Table 12: Supplemental Operating Metrics (unaudited)

	Recurring Subscription Sales & Subscription Cancellations
	Three Months Ended 2011				Three Mths Ended 2012		Six Months Ended
	March	June	September	December	March	June	June 2011	June 2012
New Recurring Subscription Sales	$34,612	$30,298	$31,661	$35,444	$33,506	$28,453	$64,910	$61,959
Subscription Cancellations	(14,402)	(14,965)	(15,364)	(27,245)	(13,498)	(17,229)	(29,367)	(30,727)
Net New Recurring Subscription Sales	$20,210	$15,333	$16,297	$8,199	$20,008	$11,224	$35,543	$31,232

Non-recurring sales	13,647	8,415	6,560	7,460	9,338	5,099	22,062	14,437
Total Sales	$48,259	$38,713	$38,221	$42,904	$42,844	$33,552	$86,972	$76,396

	Aggregate & Core Retention Rates
	Three Months Ended 2011				Three Mths Ended 2012		Six Months Ended
	March	June	September	December	March	June	June 2011	June 2012
Aggregate Retention Rate [1]
Index and ESG products	95.0%	92.8%	95.2%	89.3%	94.5%	94.9%	93.9%	94.7%
Risk management analytics	94.2%	92.2%	92.1%	80.8%	93.9%	90.0%	93.0%	91.9%
Portfolio management analytics	88.6%	91.4%	86.6%	87.2%	91.9%	84.2%	90.0%	88.0%
Energy & commodity analytics	76.9%	88.8%	89.3%	75.0%	90.2%	85.5%	82.9%	87.8%

Total Performance and Risk	93.0%	92.2%	92.2%	85.2%	93.7%	90.9%	92.5%	92.2%

Total Governance	85.0%	90.4%	86.2%	80.6%	88.7%	92.1%	87.7%	90.4%

Total Aggregate Retention Rate	91.8%	91.9%	91.3%	84.5%	93.0%	91.0%	91.8%	92.0%

Core Retention Rate [1]
Index and ESG products	95.2%	92.8%	95.2%	89.3%	94.6%	95.0%	94.0%	94.8%
Risk management analytics	94.2%	92.7%	92.1%	81.0%	94.0%	92.0%	93.5%	92.9%
Portfolio management analytics	89.9%	93.2%	88.3%	88.3%	92.2%	87.0%	91.5%	89.6%
Energy & commodity analytics	76.9%	88.8%	91.3%	75.0%	90.7%	85.5%	82.9%	88.1%

Total Performance and Risk	93.4%	92.7%	92.6%	85.5%	93.8%	92.2%	93.0%	93.0%

Total Governance	85.0%	90.4%	86.3%	80.6%	88.7%	92.2%	87.7%	90.4%

Total Core Retention Rate	92.1%	92.4%	91.6%	84.8%	93.1%	92.2%	92.2%	92.6%

1The quarterly Aggregate Retention Rates are calculated by annualizing the cancellations for which we have received a notice of termination or non-renewal during the quarter and we have determined that such notice evidences the client’s final decision to terminate or not renew the applicable subscription or agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the quarter. The Aggregate Retention Rate is computed on a product-by-product basis. Therefore, if a client reduces the number of products to which it subscribes or switches between our products, we treat it as a cancellation. In addition, we treat any reduction in fees resulting from renegotiated contracts as a cancellation in the calculation to the extent of the reduction. For the calculation of the Core Retention Rate the same methodology is used except the amount of cancellations in the quarter is reduced by the amount of product swaps.

Table 13: Reconciliation of Adjusted EBITDA to Net Income (unaudited)

		Three Months Ended June 30, 2012			Three Months Ended June 30, 2011
		Performance and Risk	Governance	Total	Performance and Risk	Governance	Total
Net income				$37,546			$45,660
Plus:	Provision for income taxes			19,715			23,982
Plus:	Other expense (income), net			29,860			13,049
Operating income		$85,980	$1,141	$87,121	$79,855	$2,836	$82,691
Plus:	Non-recurring stock-based comp	172	20	192	2,508	165	2,673
Plus:	Depreciation and amortization	3,817	845	4,662	4,041	1,127	5,168
Plus:	Amortization of intangible assets	12,639	3,320	15,959	13,073	3,350	16,423
Plus:	Restructuring costs	(13)	(9)	(22)	72	(32)	40
Adjusted EBITDA		$102,595	$5,317	$107,912	$99,549	$7,446	$106,995

		Six Months Ended June 30, 2012			Six Months Ended June 30, 2011
		Performance and Risk	Governance	Total	Performance and Risk	Governance	Total
Net income				$81,512			$79,181
Plus:	Provision for income taxes			43,988			43,805
Plus:	Other expense (income), net			42,600			35,134
Operating income		$163,455	$4,645	$168,100	$152,501	$5,619	$158,120
Plus:	Non-recurring stock-based comp	696	78	774	5,186	299	5,485
Plus:	Depreciation and amortization	7,382	1,696	9,078	8,020	2,258	10,278
Plus:	Amortization of intangible assets	25,278	6,640	31,918	26,415	6,700	33,115
Plus:	Restructuring costs	(32)	(19)	(51)	2,388	2,083	4,471
Adjusted EBITDA		$196,779	$13,040	$209,819	$194,510	$16,959	$211,469

Table 14: Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS (unaudited)

		Three Months Ended			Six Months Ended
		June 30, 2012	June 30, 2011	March 31, 2012	June 30, 2012	June 30, 2011
GAAP - Net income		$37,546	$45,660	$43,966	$81,512	$79,181
Plus:	Non-recurring stock-based comp	192	2,673	582	774	5,485
Plus:	Amortization of intangible assets	15,959	16,423	15,959	31,918	33,115
Plus:	Debt repayment and refinancing expenses	20,639	-	-	20,639	6,404
Plus:	Restructuring costs	(22)	40	(29)	(51)	4,471
Less:	Income tax effect	(12,775)	(6,590)	(5,873)	(18,648)	(17,622)

Adjusted net income		$61,539	$58,206	$54,605	$116,144	$111,034

Diluted EPS		$0.30	$0.37	$0.35	$0.66	$0.64
Plus:	Non-recurring stock-based comp	0.00	0.02	0.01	0.01	0.04
Plus:	Amortization of intangible assets	0.13	0.13	0.13	0.26	0.27
Plus:	Debt repayment and refinancing expenses	0.17	-	-	0.17	0.05
Plus:	Restructuring costs	(0.00)	0.00	(0.00)	(0.01)	0.04
Less:	Income tax effect	(0.10)	(0.05)	(0.05)	(0.15)	(0.14)
Adjusted EPS		$0.50	$0.47	$0.44	$0.94	$0.90

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